UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On December 10, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Olin Corporation (“Olin”) approved Olin’s 2022 Short Term Incentive Program (the “Olin STIP”). The Olin STIP, which is administered by the Committee, is a performance-based annual cash incentive program covering all Olin employees who are designated as “officers” under Section 16(b) of the Securities Exchange Act of 1934, as well as certain other Olin employees eligible for variable compensation.

Under the Olin STIP, targets will be established for the 2022 financial goals (Adjusted EBITDA and Levered Free Cash Flow for corporate executive officers and Adjusted EBITDA and Adjusted Cash Flow for division executive officers) and non-financial strategic objectives. For 2022, 80% of the target awards to officers under the Olin STIP will be based on achievement of financial metrics, and 20% of the target awards will be based on achievement of non-financial objectives.

The Committee establishes threshold and target levels for each financial metric under the Olin STIP and payouts are determined as follows:
•No payments will be made based on achievement of financial metrics if performance on both metrics falls below the thresholds established by the Committee.
•If the Adjusted EBITDA threshold metric is not achieved, all payouts for the financial portion of the STIP are discretionary by the Committee.
•If both threshold metrics are achieved or exceeded, payments based on financial metrics will range between 50% and 99% of the target STIP awards. (The target STIP award for an individual will be reduced by approximately 1.8% for each 1% below the target metric).
•If both target metrics are achieved or exceeded, payments based on financial metrics will range from 100% to 200% of target STIP awards. (The target STIP award for an individual will be increased by approximately 6.25% for each 1% of performance above the target metric).
•Payout based on achievement of non-financial objectives is independent of achievement of financial metrics but cannot exceed 20% of the target STIP award
•The maximum STIP payment to any executive officer cannot exceed 200% of his or her target STIP award.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Olin STIP, a copy of which is filed as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

On December 10, 2021, the Committee also authorized a waiver of the continued employment vesting requirement for the February 2020 award of 51,933 Non-Qualified Stock Options under the Olin’s 2018 Long Term Incentive Plan to James A. Varilek, with such waiver to become effective on November 21, 2022.

On December 10, 2021 the Committee also made a special restricted stock unit award to Damian Gumpel for 12,000 shares vesting on December 10, 2024. The foregoing sentence does not purport to be a complete description of the award, and is qualified in its entirety by reference to the text of Mr. Gumpel’s Restricted Stock Unit award and description, the form and terms of which is filed as Exhibit 10.2 and is incorporated by reference into this Item 5.02.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
10.1	Olin Corporation 2022 Short Term Incentive Program dated December 10, 2021
10.2	Restricted Stock Award to Damian Gumpel dated December 10, 2021 and related Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Olin has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Dana O’Brien
	Name:	Dana O’Brien
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 10, 2021